UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2023

Vince Holding Corp.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36212	75-3264870
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 5th Avenue 20th Floor
New York, New York		10110
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 212 944-2600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	VNCE	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 20, 2023, David Stefko, Executive Vice President, Chief Financial Officer of Vince Holding Corp. (the “Company”), notified the Company’s Board of Directors (the “Board”) of his decision to retire and to resign from his positions, effective February 10, 2023. Mr. Stefko’s decision to resign is not related to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. On January 20, 2023, the Board approved the appointment of Amy “Levy” Trooskin to serve as the Chief Financial Officer of the Company and its subsidiaries, effective February 10, 2023. Mr. Stefko will continue to serve as a part-time advisor to the Company to assist with the transition through May 2023, which period may be extended based on a mutual agreement.

Ms. Levy, age 37, joined the Company in 2016 and currently serves as Senior Vice President, FP&A and Investor Relations of the Company. Previously, Ms. Levy served as a senior member of the finance team at Michael Kors.

Concurrently with her appointment, Ms. Levy entered into an employment letter with the Company which provides for the following compensation for Ms. Levy: (i) a base salary of $425,000; (ii) annual cash bonus opportunity at target of 60% of base salary, provided predetermined performance metrics are met; and (iii) a grant of 9,107 restricted stock units on February 10, 2023, vesting ratably over four years on the first, second, third and fourth anniversary of the grant date.

If Ms. Levy’s employment is terminated by the Company without “cause” (as such term is defined in the Company’s Amended and Restated 2023 Omnibus Incentive Plan), Ms. Levy will be eligible to receive severance benefits equivalent to her then current base rate of pay for twelve (12) months, subject to a satisfactory release by her.

There are no family relationships between Ms. Levy and any director, executive officer or nominees thereof of the Company. There are no related party transactions between the Company and Ms. Levy that would require disclosure under Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

A copy of the press release announcing Mr. Stefko’s retirement and resignation as well as Ms. Levy’s appointment is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press Release of the Company, dated January 20, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	January 20, 2023	By:	/s/ Jonathan Schwefel
Jonathan Schwefel Chief Executive Officer